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                                                                   Exhibit 23.06

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Household International, Inc. on Form S-4 of our report dated January 28, 1998, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1997 and amended by Amendment No. 1 on Form 10-K/A, and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche LLP


Parsippany, New Jersey
June 1, 1998